UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017 (June 28, 2017)

BlastGard International, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2901 East 4th Avenue, Unit J, Columbus, OH	43219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

An Annual Meeting of Shareholders was held on June 28, 2017 as described in Item 5.07 below and in a definitive Proxy Statement which was filed with the Securities and Exchange Commission. Paul Sparkes was re-elected to the Board of Directors and continues to serve as Chairman of the Board. Craig Campbell, Curt Cronin, Andrew Blott and Bill Buckley were also elected to the Board as anticipated by the Proxy Statement. No person who was serving as a Board member immediately prior to the Annual Meeting of Shareholders resigned or refused to stand for re-election.

On June 29, 2017, the Board of Directors elected Craig Campbell as Chief Executive Officer, Frances Michaud as Chief Financial Officer and Greg Sullivan as Chief Commercial Officer. Their biographical information is set forth in the definitive Proxy Statement filed with the Securities and Exchange Commission on May 31, 2017 is incorporated by reference herein. The Proxy Statement also describes the compensation that is paid to an affiliate of Mr. Campbell, namely, Resilience Capital, Inc. Resilience will continue to receive an annual fee of $250,000 payable in equal monthly installments. As for the other executive officers named above, none of them currently have employment agreements and are considered employees at will. At the current time, none of the executive officers are expected to receive cash compensation of $100,000 or more.

Michael Gordon, former CEO and a director of the Company, is now serving as Chief Executive Officer of the Company’s HighCom wholly-owned subsidiary. Likewise, Michael Bundy and Chad Aaron Wright, former Chief Operating Officer and Vice President of the Company, respectively, are also now serving in identical positions in the Company’s HighCom wholly-owned subsidiary. Each of these officers will continue to receive their compensation pursuant to their existing employment agreements through August 31, 2017.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 28, 2017, an Annual Meeting of Stockholders was held of BlastGard International, Inc. At the Stockholder Meeting a quorum of 241,795,253 shares of common stock were present in person or by proxy. At the Annual Meeting, the stockholders approved seven proposals with the voting tallies set forth below.

PROPOSAL 1: The election of five directors nominated by the Board of Directors:

	FOR	WITHHELD
Paul Sparkes	228,182,864	252,436
Craig Campbell	228,172,323	262,977
Curt Cronin	228,185,364	249,936
Andrew Blott	228,176,164	259,136
Bill Buckley	228,176,164	259,136

PROPOSAL 2: To approve an amendment to the Company’s Articles oflncorporation to change the name of the corporation to “HighCom Global Security, Inc.”:

FOR	AGAINST	ABSTAIN
241,632,818	162,435	0

PROPOSAL 3: Consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s Articles oflncorporation (the “RS Amendment”) to effectuate a Reverse Stock split of the Company’s Common Stock, $.001 par value, by a ratio of no more than one-for-100 with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”), with a decrease in the number of authorized shares of Common Stock to l00,000,000 and with such Reverse split and change in authorized number of common shares to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”). :

FOR	AGAINST	ABSTAIN
241,163,540	502,661	129,052

PROPOSAL 4: To consider and vote upon a proposal to file an Amendment to the Articles of Incorporation to permit the Company to hold meetings by action without a meeting in accordance with Section 7-107-104 (1)(b) of Title 7 of the Colorado Revised Statutes in order to permit the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.:

FOR	AGAINST	ABSTAIN
227,862,816	451,900	120,584

PROPOSAL 5: To consider and vote upon a proposal to transfer all the BlastGard tangible and intangible assets, which exclude any HighCom assets, from HighCom Global Security, Inc. to its wholly-owned Florida subsidiary, BlastGard Technologies, Inc.:

FOR	AGAINST	ABSTAIN
228,203,914	148,805	82,581

PROPOSAL 6: To consider and vote upon a proposal for the Company’s wholly-owned California subsidiary, Highcom Security, Inc. to file an amendment to its Articles of Incorporation in the State of California to change its name to “HighCom Armour Solutions, Inc.” :

FOR	AGAINST	ABSTAIN
241,605,338	151,712	38,203

PROPOSAL 7: To consider and vote upon a proposal to ratify, adopt arid approve a 2017 Employee Benefit and Consulting Services Compensation Plan covering a maximum of up to 10,000,000 post-split shares of Common Stock:

FOR	AGAINST	ABSTAIN
228,029,703	351,931	53,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 5, 2017	BLASTGARD INTERNATIONAL, INC.

	By:	/s/ Craig Campbell
Craig Campbell, Chief Executive Officer